                                                                    Exhibit 99.1


                                                                 [THORATEC LOGO]

                THORATEC REPORTS 22 PERCENT INCREASE IN REVENUES;

                         SIGNIFICANT GROWTH IN EARNINGS

                        CONTINUED STRENGTH IN VAD MARKET

                         AND ITC BUSINESS DRIVES GROWTH

      (PLEASANTON, CA), April 22, 2003 -- Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, said today that product revenues in the first quarter of 2003 increased by 22 percent over those in the first quarter of last year.

      Product sales for the quarter ended March 29, 2003, were $36.1 million versus $29.6 million in the first quarter of 2002.

      Cash earnings, which the company defines as net income before taxes and excluding merger, restructuring and other expenses, and amortization of purchased intangible assets, were $5.4 million, or $0.10 per share, versus $485,000, or $0.01 per share, in the same period a year ago. Further information is provided in a table below to reconcile cash earnings as disclosed in this press release to reported GAAP net income before taxes.

      On an as reported basis, Thoratec reported net income of $1.4 million, or $0.03 per share, versus a loss of $1.8 million, or $0.03 per share, in the first quarter a year ago.

      "Our performance in this quarter, which comes on the heels of a 12 percent increase in revenues for the prior quarter, demonstrates our growing presence in the treatment of cardiovascular diseases," said D. Keith Grossman, president and chief executive officer.

      "The company recorded a 24 percent increase in its VAD (ventricular assist device) business, resulting from strong demand in both the U.S. and Europe. While over the long-term, the growth in the bridge-to-transplant market will likely continue to be sporadic, it has remained vibrant over the past two quarters.

TNR-328                                                           Continued.....

      "We also benefited from an 11 percent increase in sales at our International Technidyne Corporation (ITC) division. ITC experienced dramatic growth in sales of its ProTime(R) blood coagulation testing systems, driven by strong demand in both the professional and home testing markets," he added.

      Due in part to the growth in revenues, the company reported that it added more than $5 million in cash and investments to its balance sheet during the quarter.

      In addition to the revenue growth, Grossman said the quarter was highlighted by two key milestones achieved in the Destination Therapy area -- a favorable outcome at the Medicare Coverage Advisory Committee (MCAC) meeting and FDA approval of the company's HeartMate(R) XVE for use in Destination Therapy.

      Destination Therapy is the permanent support for end-stage heart failure patients who are not eligible for heart transplantation. Last November, the FDA approved the use of Thoratec's HeartMate SNAP-VE LVAS (left ventricular assist system) for Destination Therapy, the first time a ventricular assist device has been approved to provide permanent support for these patients.

      On March 12, MCAC voted favorably on the two questions presented them by the Centers for Medicare and Medicaid Services (CMS) regarding Medicare coverage for the use of Left Ventricular Assist Devices (LVADs) for Destination Therapy. MCAC serves as an advisory board to CMS to review new and leading-edge treatment options.

      CMS is currently considering MCAC's recommendation and, based on their guidelines, is expected to reach a National Coverage Decision this summer.

      "We were delighted with MCAC's decision as it demonstrated that they recognize the important role that LVADs can play in the treatment of end-stage heart failure patients who are not eligible for heart transplantation and that the use of these devices improves health outcomes both qualitatively and quantitatively," Grossman noted. "Our discussions with CMS continue to be very positive and a strong alliance of the nation's leading medical professional organizations are also deeply involved in the reimbursement discussion," he continued.

      "Since approval, there have been a relatively small number of Destination Therapy procedures of which we are aware, with generally favorable outcomes. Since the Blue Cross/Blue Shield (BC/BS) Technology Evaluation Center issued its decision on the use of LVADs for Destination Therapy late last year, six BC/BS plans around the country have issued positive coverage polices for their beneficiaries in writing. Furthermore, Aetna U.S. Healthcare, the fourth largest insurer in the U.S. covering more than 21 million people, recently issued a Coverage Policy Bulletin indicating that it now covers the use of ventricular assist devices for FDA-approved indications, including Destination Therapy. Nevertheless, receiving Medicare reimbursement will be the critical factor in its growth," he added.

TNR-328                                                           Continued.....

      As announced earlier this month, the FDA has also approved the use of the HeartMate XVE for Destination Therapy. The XVE incorporates a number of significant improvements to earlier versions of the HeartMate VE designed to ease implantation, provide for longer and more reliable device life and improve patient outcomes.

      "We now have nearly 75 years of cumulative VAD patient days on the XVE as a bridge-to-transplant, with very positive results. The feedback from clinicians indicates that they have seen a significantly lower rate of complications, with many types of incidents virtually eliminated," noted Jeffrey Nelson, president of Thoratec's Cardiovascular Division. "Initial shipments of the XVE for Destination Therapy will begin immediately. We believe that the improved outcomes achieved with the XVE as a bridge-to-transplant will facilitate adoption of Destination Therapy," he added.

      Thoratec also said it has now implanted 22 patients in clinical trials with the Thoratec(R) Implantable Ventricular Assist Device (IVAD), including 12 in the U.S. and ten in Europe, and is on track to file for European marketing approval by the end of the second quarter.

      In addition to achieving revenue growth, ITC has also continued its new product introduction efforts. "Earlier this month, we introduced Hemoglobin Pro, an alternate site testing instrument that can analyze a drop of blood in less than 30 seconds for indications of anemia or internal bleeding. We believe the potential market for point of care Hemoglobin testing is $50 million annually," said Larry Cohen, president of Thoratec's ITC division.

      "In addition," he continued, "the company's enhanced HEMOCHRON Response system, Response 2.0, has received FDA approval and will be launched in the next few weeks. This system includes a software tool for helping to determine heparin dosing requirements during cardiac surgery."

      Thoratec Corporation is a world leader in products to treat cardiovascular disease with its Thoratec(R) VAD and HeartMate LVAS implanted in more than 5,800 patients suffering from heart failure. Thoratec's product line also includes the Vectra(R) vascular access graft (VAG) for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood coagulation testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company's web sites at http://www.thoratec.com or http://www.itcmed.com.

TNR-328                                                           Continued.....

      The portions of this news release that relate to future plans, events or performance are forward-looking statements. Investors are cautioned that all such statements involve risk and uncertainties, including risks related to continuing analysis of the REMATCH trial data, regulatory approval processes and healthcare reimbursement and coverage policies. These factors, and others, are discussed more fully under the heading, "Risk Factors" in Thoratec's 10-K for the fiscal year ended December 28, 2002, and other filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information:                      Media Contact Information:
-----------------------------                      --------------------------
Wayne Boylston                                     April Grefthen/Sheila Rasu
Chief Financial Officer                            FischerHealth, Inc.
Thoratec Corporation                               (310) 577-7870, ext. 165/151
(925) 847-8600                                     agrefthen@fischerhealth.com
                                                   srasu@fischerhealth.com

                                      ####

                          THORATEC CORPORATION AND SUBSIDIARIES

                          Condensed Consolidated Balance Sheet
                                       (Unaudited)
                                     (in thousands)


                                                           March      December
                                                           2003        2002
                                                        ----------   ----------
ASSETS
Current Assets:

     Cash and cash equivalents                          $  48,747    $  42,044
     Short-term available-for-sale investments                  -        3,439
     Receivables, net                                      24,548       27,593
     Inventories                                           39,122       38,835
     Deferred tax asset                                    11,888       12,182
     Prepaid expenses and other assets                      3,452        2,517
                                                        ----------   ----------
         Total Current Assets                             127,757      126,610

Property, plant and equipment, net                         24,682       24,715
Long-term available-for-sale investments                   31,981       30,051
Goodwill                                                   96,492       96,492
Purchased intangible assets                               181,259      184,282
Other assets                                                4,914        6,282
                                                        ----------   ----------
         TOTAL ASSETS                                   $ 467,085    $ 468,432
                                                        ==========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                   $   5,574    $   6,319
     Accrued expenses                                      10,401       11,111
     Accrued merger, restructuring and other                  103        1,208
                                                        ----------   ----------
          Total Current Liabilities                        16,078       18,638

Long-term deferred tax liability and other                 74,223       75,454
                                                        ----------   ----------
          Total Liabilities                                90,301       94,092

Shareholders' Equity                                      376,784      374,340
                                                        ----------   ----------
         TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $ 467,085    $ 468,432
                                                        ==========   ==========

                      THORATEC CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                      (in thousands, except per share data)


                                                                     Three Months Ended
                                                                  ----------    ----------
                                                                    March          March
                                                                    2003            2002
                                                                  ---------      ---------
 Product sales                                                    $ 36,062       $ 29,639
 Cost of product sales                                              14,891         13,164
                                                                  ---------      ---------
 Gross profit                                                       21,171         16,475
                                                                  ---------      ---------
 Operating expenses:
   Selling, general and administrative                              10,060          8,719
   Research and development                                          6,260          6,903
   Amortization of purchased intangible assets                       3,096          3,096
   Merger, restructuring and other costs                               (57)           321
                                                                  ---------      ---------
    Total operating expenses                                        19,359         19,039
                                                                  ---------      ---------

 Income (loss) from operations                                       1,812         (2,564)
 Interest and other income (expense) -- net                            512           (368)
                                                                  ---------      ---------
 Income (loss) before taxes                                          2,324         (2,932)
 Income tax expense (benefit)                                          906         (1,174)
                                                                  ---------      ---------
 Net income (loss)                                                $  1,418       $ (1,758)
                                                                  =========      =========

 Net income (loss) per share:

    Basic                                                         $   0.03       $  (0.03)
                                                                  =========      =========
    Diluted                                                       $   0.03       $  (0.03)
                                                                  =========      =========

 Shares used to compute net income (loss) per share:

    Basic                                                           55,057         56,650
    Diluted                                                         55,534         56,650

           Reconciliation of Cash Earnings to Net Income Before Taxes

      This press release discloses "cash earnings" which is not a financial measure prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"). Management believes that cash earnings can be a useful measure for investors to evaluate our financial performance by providing the results of our company's primary business operations excluding the effects of charges associated with our merger, restructuring and other activities. However, this measure should be considered in addition to, and not as a substitute, or superior to, net income before taxes or other measures of financial performance prepared in accordance with GAAP. Cash earnings has been reconciled to net income before taxes, the most directly comparable GAAP financial measure, as follows:

                                                                     Three Months Ended
                                                                  -----------------------
                                                                    March          March
                                                                    2003           2002
                                                                  --------       --------
Net income (loss) before taxes as reported under GAAP             $  2,324       $ (2,932)

Adjustments to reconcile GAAP net income (loss) before taxes with cash earnings:

    Amortization of purchased intangible assets                      3,096          3,096
    Merger, restructuring and other costs                              (57)           321
                                                                  --------       --------
Cash earnings                                                     $  5,363       $    485
                                                                  ========       ========

Basic and diluted cash earnings per share                         $   0.10       $   0.01
                                                                  ========       ========